UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  November 15, 2013

Save The World Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 State Street, Suite 500 Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) and (c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     Effective November 15, 2013, Cecil Bond Kyte voluntarily resigned as a Director, Chairman of the Board, a Member of the Nominating and Corporate Governance Committee and Chief Executive Officer of the Registrant. In connection with Mr. Kyte’s resignation, Mr. Kyte’s Employment Agreement with Registrant, dated January 30, 2009, and the three amendments thereto, dated March 1, 2011, December 1, 2011 and September 1, 2013, have been terminated and Mr. Kyte and Registrant have entered into a Separation Agreement and Release whereby Registrant has agreed to pay Mr. Kyte $350,000, less applicable withholding taxes, representing Mr. Kyte’s salary for one (1) year, in twelve (12) equal monthly installments, commencing on November 15, 2013. Registrant will also reimburse Mr. Kyte for his monthly health insurance premiums for a twelve (12) month period, also commencing on November 15, 2013. All of Mr. Kyte’s unvested options and warrants shall be cancelled as of November 15, 2013, except that 3,520,000 option shares previously granted to Mr. Kyte, and scheduled to vest on January 30, 2014, shall be deemed vested as of November 15, 2013. The Company shall also pay Mr. Kyte the sum of $25,000, less all applicable tax withholdings, on November 15, 2013, representing payment for Mr. Kyte’s accrued vacation and sick days.

(c)     Effective November 15, 2013, Greggory M. Bigger, Registrant’s Chief Financial Officer and President was appointed by the Board to serve as Registrant’s Chief Executive Officer and Interim Chairman of the Board. Mr. Bigger’s Employment Agreement, dated as of February 1, 2012, as amended effective September 1, 2013, remains unchanged. Mr. Bigger’s Employment Agreement and amendment thereto, are incorporated herein by reference to Registrant’s Form 10-K, Exhibit 10.1, filed with the SEC on March 30, 2012 (“Form 10-K”), and described in Registrant’s Definitive Proxy Statement, filed on November 12, 2013 (“Proxy Statement”). Information required under this item relating to Mr. Bigger is incorporated herein by reference to Registrant’s Form 10-K and Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2013	SAVE THE WORLD AIR, INC.
	By:	/s/ Greggory M. Bigger
Name: Greggory M. Bigger
Title: Chief Executive Officer

2